                           FORM OF PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES


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Pricing Supplement No. 26                                  Trade Date: 04/16/01
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 04/19/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is April 18, 2001



         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UBB9              $1,816,000.00              6.00%                 04/15/13                 100%



    Interest Payment
       Frequency                                       Subject to                Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption               (including the redemption price)
      ------------          -----------------          ----------                --------------------------------
        05/15/01                   Yes                     Yes                          100%     04/15/02
        monthly                                                                      semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance               Dealer               Other Terms
    ---------------            -----------            -----------               ------               -----------
     $1,788,760.00             $27,240.00                $2.75              ABN AMRO, Inc.